Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement Nos. 333-173171, 333-221451, and 333-232250 of our reports dated February 10, 2022 relating to the financial statements of Huntington Ingalls Industries, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Richmond, Virginia

November 9, 2022